Exhibit (10)(iii)(A)(2.2)

AMENDMENT TO CINCINNATI BELL INC.

DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

The Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors (the “Plan”) is hereby amended, effective as of January 1, 2005 (and in order (1) to increase the number of annual “phantom” Cincinnati Bell Inc. common share credits made to a Plan participant’s account under the Plan for 2005 and subsequent years and (2) to provide that any distribution made under the Plan to a Plan participant that is attributable to any annual “phantom” Cincinnati Bell Inc. common share credits ever made to the participant’s Plan account be paid in cash and not in Cincinnati Bell Inc. common shares), in the following respects.

1.      Section 4.1.4 of the Plan is amended in its entirety to read as follows:

4.1.4      As of the first business day of 2000 and each subsequent calendar year that ends before January 1, 2005, there shall be credited to the Account of each Participant who is an Outside Director on such day an amount equal to the value on such day of 1,500 Cincinnati Bell Shares. As of the first business day of 2005 and each subsequent calendar year, there shall be credited to the Account of each Participant who is an Outside Director on such day an amount equal to the value on such day of 6,000 Cincinnati Bell Shares. Amounts credited to a Participant’s Account under this Section 4.1.4 shall be assumed to be invested at all times exclusively in Cincinnati Bell Shares.

2.      The second sentence of Section 5.6 of the Plan is amended in its entirety to read as follows:

Further, subject to the other provisions of this Section 5.6, any payment made under the Plan on or after December 13, 2000 to a Participant (or a Participant’s Beneficiary) shall be made in Cincinnati Bell Shares to the extent it is attributable to amounts credited to the Participant’s Account that are assumed to be invested in Cincinnati Bell Shares; except that, notwithstanding any other provision of this Section 5.6 or the other sections of the Plan, (1) any such payment shall be made in cash and not Cincinnati Bell Shares to the extent it is attributable to amounts credited to the Participant’s Account that are assumed to be invested in a fractional and not a whole Cincinnati Bell Share and (2) any such payment that is made on or after January 1, 2005 shall be made in cash and not Cincinnati Bell Shares to the extent it is attributable to amounts credited to the Participant’s Account pursuant to the provisions of Section 4.1.4.

3.      Section 5.6.1 of the Plan is amended in its entirety to read as follows:

5.6.1      For purposes of this Section 5.6, the portion of any payment made under the Plan on or after December 13, 2000 to the Participant (or the

Participant’s Beneficiary) that is attributable to amounts credited to the Participant’s Account that are both assumed to be invested in Cincinnati Bell Shares and required to be paid in Cincinnati Bell Shares under the foregoing provisions of this Section 5.6 shall be deemed to be equal to the product obtained by multiplying (a) by (b), where (a) and (b) are as follows:

(a)      equals the value of the entire amount of the payment (with such value determined as of the date as of which the payment is made); and

(b)      equals a fraction, (1) the numerator of which is the value (on the date as of which the payment is made and determined without regard to the payment) of the amounts then credited to the Participant’s Account that are then both assumed to be invested in a whole number of Cincinnati Bell Shares and not then subject to forfeiture (not including any such amounts that are then assumed to be invested in a fractional and not a whole Cincinnati Bell Share or, when the subject payment is made on or after January 1, 2005, any such amounts that are attributable to credits made to the Participant’s Account pursuant to the provisions of Section 4.1.4) and (2) the denominator of which is the value (on the date as of which the payment is made and determined without regard to the payment) of the entire amount that is both then credited to the Participant’s Account and not then subject to forfeiture.

IN ORDER TO EFFECT THE FOREGOING CHANGES TO THE PLAN, the Plan’s sponsor, Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.

CINCINNATI BELL INC.

By :	/s/ Christopher J. Wilson
Title :	Vice President and General Counsel
Date :	December 15, 2004

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